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                               TABLE OF CONTENTS
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1.  Definitions...........................................................................................    2

2.  The Transactions......................................................................................    9

    2.1   Description of the Transactions.................................................................    9
    2.2   Closing.........................................................................................   11
    2.3   Accounting Consequences.........................................................................   11
    2.4   Adjustments to Exchange Ratio...................................................................   11
    2.5   Tax Treatment...................................................................................   11

3.  Representations and Warranties of the Company.........................................................   11

    3.1   Organization and Good Standing..................................................................   11
    3.2   Authority; No Conflict..........................................................................   12
    3.3   Capitalization..................................................................................   13
    3.4   Financial Statements............................................................................   13
    3.5   Books and Records...............................................................................   14
    3.6   Title to Properties; Encumbrances...............................................................   14
    3.7   Condition and Sufficiency of Assets.............................................................   15
    3.8   Accounts Receivable.............................................................................   15
    3.9   No Undisclosed Liabilities......................................................................   15
    3.10  Taxes...........................................................................................   15
    3.11  No Material Adverse Change......................................................................   16
    3.12  Employee Matters and Benefit Plans..............................................................   17
    3.13  Compliance with Legal Requirements; Governmental Authorizations.................................   18
    3.14  Legal Proceedings; Orders.......................................................................   19
    3.15  Absence of Certain Changes and Events...........................................................   20
    3.16  Contracts; No Defaults..........................................................................   21
    3.17  Insurance.......................................................................................   23
    3.18  Environmental and Product Matters...............................................................   24
    3.19  Intellectual Property...........................................................................   25
    3.20  Certain Payments................................................................................   29
    3.21  Disclosure......................................................................................   29
    3.22  Relationships with Related Persons..............................................................   29
    3.23  Brokers or Finders..............................................................................   29
    3.24  Customers.......................................................................................   30
    3.25  Authenticity and Entirety of Documents..........................................................   30
    3.26  Shareholder Approval............................................................................   30
    3.27  Sales and Assets in the United States...........................................................   30
    3.28  Fairness Opinion................................................................................   30

4.  Representations and Warranties of Parent..............................................................   30

    4.1   Organization and Good Standing..................................................................   30
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